Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Industries Announces Third Quarter Fiscal 2018 Operating Results

April 6, 2018	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) today announced its operating results for the three and nine months ended February 28, 2018. For the three months ended February 28, 2018, total sales increased $39,736, or 1.2%, to $3,238,858 from $3,199,122 in the three months ended February 28, 2017. Net income was $15,553, or $0.00 per fully diluted share, for the three months ended February 28, 2018 as compared to net loss of $131,333, or $(0.04) per fully diluted share, for the three months ended February 28, 2017.

For the nine months ended February 28, 2018, total sales increased $1,346,171, or 15.4%, to $10,093,386 from $8,747,215 in the nine months ended February 28, 2017. For the nine months ended February 28, 2018, net loss was $15,397, or $(0.00) per fully diluted share, as compared to net loss of $639,432, or $(0.21) per fully diluted share for the nine months ended February 28, 2017.

Balancer segment sales focus throughout the world on end-users, rebuilders and original equipment manufacturers of grinding machines with the target geographic markets in North America, Asia and Europe. Balancer segment sales increased $288,156, or 15.6%, to $2,137,811 for the three months ended February 28, 2018 compared to $1,849,655 for the three months ended February 28, 2017. Balancer segment sales increased $1,630,857, or 33.9%, to $6,439,054 for the nine months ended February 28, 2018 compared to $4,808,197 for the nine months ended February 28, 2017.

The Measurement segment product line consists of laser and white light sensor distance measurement and dimensional sizing products and remote tank monitoring products for propane, diesel and other tank-based liquids. Total Measurement segment sales decreased $248,420, or 18.4%, to $1,101,047 for the three months ended February 28, 2018 compared to $1,349,467 for the three months ended February 28, 2017. Total Measurement segment sales decreased $284,686, or 7.2%, to $3,654,332 for the nine months ended February 28, 2018 compared to $3,939,018 for the nine months ended February 28, 2017.

Gross margin for the three months ended February 28, 2018 increased to 40.8% as compared to 38.0% for the three months ended February 28, 2017. Gross margin for the nine months ended February 28, 2018 increased to 44.1% as compared to 41.4% for the nine months ended February 28, 2017.

Operating expenses increased $49,268, or 3.8%, to $1,362,508 for the three months ended February 28, 2018 as compared to $1,313,240 for the three months ended February 28, 2017. General, administrative and selling expenses increased $23,189, or 1.8%, to $1,286,718 for the three months ended February 28, 2018 as compared to $1,263,529 for the same period in the prior year. For the nine months ended February 28, 2018, operating expenses increased $342,804, or 8.2%, to $4,532,512 as compared to $4,189,708 for the nine months ended February 28, 2017. General, administrative and selling expenses increased $278,632, or 7.0%, to $4,279,505 for the nine months ended February 28, 2018 as compared to $4,000,873 for the same period in the prior year.

As previously announced, the Company completed its Rights Offering in December 2017 which provided net proceeds of $2,386,029.

“This quarter’s results reflect our continued focus on both the revenue and expense aspects of our business. The results from our Balancing Segment were encouraging with sales over $2 million for the fourth consecutive quarter,” commented David Case, President and CEO of Schmitt Industries.

CORPORATE OFFICE: 2765 NW NICOLAI ST. ● PORTLAND, OREGON 97210 ● 503/227-7908 ● FAX 503/223-1258

About Schmitt Industries

Schmitt Industries, Inc. (the Company) designs, manufactures and sells high precision test and measurement products for two main business segments: the Balancer Segment and the Measurement Segment. For the Balancer Segment, the Company designs, manufactures and sells computer-controlled vibration detection, balancing and process control systems for the worldwide machine tool industry, particularly for grinding machines. For the Measurement Segment, the Company designs, manufactures and sells laser and white light sensors for distance, dimensional and area measurement for a wide variety of commercial applications and ultrasonic measurement products that accurately measure the fill levels of tanks holding propane, diesel and other tank-based liquids and transmit that data via satellite to a secure web site for display. The Company also provides sales and service for Europe and Asia through its wholly owned subsidiary, Schmitt Europe Limited (SEL), located in Coventry, England and through its sales representative office located in Shanghai, China.

FORWARD-LOOKING STATEMENTS

Certain statements in this release, including but not limited to remarks by David Case, are “forward-looking statements.” These statements are based upon current expectations, estimates and projections about the Company’s business that are based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, general economic conditions and global financial concerns, the volatility of the Company’s primary markets, the ability to develop new products to satisfy changes in consumer demands, the intensity of competition, increased pricing pressure from both competitors and customers, the effect on production time and overall costs of products if any of our primary suppliers are lost or if a primary supplier increases the prices of raw materials or components, the ability to ramp up manufacturing to satisfy increasing demand, maintenance of a significant investment in inventories in anticipation of future sales, existing cash levels which may not be sufficient to fund future growth, fluctuations in quarterly and annual operating results, risks associated with operating a global business including risks from international sales and currency fluctuations, ability to reduce operating costs if sales decline, attracting and retaining key management and qualified technical and sales personnel, changes in effective tax rates, the increased costs due to changes in securities laws and regulations, and protection of intellectual property rights.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Ann M. Ferguson, CFO and Treasurer (503) 227-7908 or visit our web site at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST. ● PORTLAND, OREGON 97210 ● 503/227-7908 ● FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	February 28, 2018	May 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$1,985,928	$867,607
Restricted cash	61,042	—
Accounts receivable, net	2,086,706	2,344,373
Inventories	5,449,808	4,204,723
Prepaid expenses	149,334	115,756
Income taxes receivable	—	7,310

	9,732,818	7,539,769

Property and equipment, net	793,683	865,224

Other assets
Intangible assets, net	522,913	601,351

TOTAL ASSETS	$11,049,414	$9,006,344

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$842,976	$1,101,066
Accrued commissions	197,707	300,234
Accrued payroll liabilities	282,664	360,239
Other accrued liabilities	383,859	267,418
Income taxes payable	3,465	—

Total current liabilities	1,710,671	2,028,957

Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized, 3,994,545 shares issued and outstanding at February 28, 2018 and 2,995,910 shares issued and outstanding at November 30, 2017	13,077,483	10,649,287
Accumulated other comprehensive loss	(479,115)	(427,572)
Accumulated deficit	(3,259,625)	(3,244,328)

Total stockholders’ equity	9,338,743	6,977,387

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,049,414	$9,006,344

SCHMITT INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED FEBRUARY 28, 2018 AND 2017

(UNAUDITED)

	Three Months Ended February 28,		Nine Months Ended February 28,
	2018	2017	2018	2017
Net sales	$3,238,858	$3,199,122	$10,093,386	$8,747,215
Cost of sales	1,916,345	1,984,580	5,645,372	5,124,514

Gross profit	1,322,513	1,214,542	4,448,014	3,622,701

Operating expenses:
General, administration and sales	1,286,718	1,263,529	4,279,505	4,000,873
Research and development	75,790	49,711	253,007	188,835

Total operating expenses	1,362,508	1,313,240	4,532,512	4,189,708

Operating loss	(39,995)	(98,698)	(84,498)	(567,007)

Other income (expense), net	61,815	(25,642)	88,436	(51,053)

Income (loss) before income taxes	21,820	(124,340)	3,938	(618,060)

Provision for income taxes	6,267	6,993	19,235	21,372

Net income (loss)	$15,553	$(131,333)	$(15,297)	$(639,432)

Net income (loss) per common share, basic	$0.00	$(0.04)	$(0.00)	$(0.21)

Weighted average number of common shares, basic	3,994,545	2,995,910	3,994,545	2,995,910

Net income (loss) per common share, diluted	$0.00	$(0.04)	$(0.00)	$(0.21)

Weighted average number of common shares, diluted	3,769,814	2,995,910	3,994,545	2,995,910